    As filed with the Securities and Exchange Commission on December 8, 1999.
                                                      Registration No. 333-80277
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 ---------------

                             INTERNET AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                 Texas                                 86-0778979
     (State or other jurisdiction of     (I.R.S. employer identification number)
     incorporation or organization)

                                One Dallas Centre
                           350 N. St. Paul, Suite 3000
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                                 ---------------

                             INTERNET AMERICA, INC.
                       1998 NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the Plan)

                                 ---------------

                                MICHAEL T. MAPLES
                                One Dallas Centre
                           350 N. St. Paul, Suite 3000
                               Dallas, Texas 75201
          (Name and address of agent for service of agent for service)

                                 (214) 861-2500
                     (Telephone number, including area code,
                              of agent for service)

                                ----------------

                                    COPY TO:
                               RICHARD F. DAHLSON
                              Jackson Walker L.L.P.
                                 901 Main Street
                                   Suite 6000
                               Dallas, Texas 75202

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                 Proposed              Proposed
               Title of                       Amount              Maximum               Maximum            Amount of
              Securities                       to be          Offering Price           Aggregate          Registration
           to be Registered                 Registered         Per Share (1)      Offering Price (1)        Fee (1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value             400,000 shares          $10.19              $4,076,000           $1,076.06
=========================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on December 3, 1999.

         This Amendment No. 1 to Form S-8 amends the Form S-8 originally filed on June 8, 1999 (file no. 333-80277) to register an additional 400,000 shares of common stock of Internet America reserved for issuance pursuant to the Internet America, Inc. 1998 Nonqualified Stock Option Plan. An amendment to the Internet America, Inc. 1998 Nonqualified Stock Option Plan increasing the amount of shares reserved for issuance by 400,000 was approved by Internet America's shareholders at their annual meeting held on November 4, 1999.

PROSPECTUS

                             INTERNET AMERICA, INC.

                          90,000 SHARES OF COMMON STOCK


         This Prospectus relates to the offer and sale of up to 90,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") of Internet America, Inc. (the "Company"), issued pursuant to the provisions of the Internet America, Inc. 1998 Nonqualified Stock Option Plan, as amended (the "Plan").

         The Shares may be sold from time to time by the Selling Shareholders or by permitted transferees. The Common Stock is quoted through the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq/NMS") under the symbol "GEEK" and may be sold from time to time by the Selling Shareholders either directly in private transactions, or through one or more brokers or dealers on the Nasdaq/NMS, or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. On December 3, 1999, the last reported sale price of the Common Stock, as reported on the Nasdaq/NMS, was $10.00.


         Upon any sale of the Common Stock offered hereby, the Selling Shareholders and participating agents, brokers, dealers or marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution." The Company will not receive any of the proceeds from the sales by the Selling Shareholders.


         No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred within this offering. The expenses incurred in connection with the offering are estimated to be approximately $3,000.


                                -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December 7, 1999.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq/NMS. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq/NMS.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") in connection with the offer and sale of the Common Stock offered hereby under the Securities Act. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


         The Company's principal executive offices are located at One Dallas Centre, 350 N. St. Paul, Suite 3000, Dallas, Texas 75201 and its telephone number is (214) 861-2500. The Company's website is at http://www.airmail.net. Information contained in the Company's website does not constitute, and shall not be deemed to constitute, part of this Prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:


         (i) Annual Report on Form 10-KSB filed with the Commission on September 15, 1999 (the "Annual Report");

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form SB-2 (No. 333-78615), as amended and supplemented, effective as of June 7, 1999.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to James T. Chaney, One Dallas Centre, 350 N. St. Paul, Suite 3000, Dallas, Texas 75201, telephone number (214) 861-2500.

                              SELLING SHAREHOLDERS

         This Prospectus covers the offer and resale of Shares issued to certain Shareholders pursuant to the Plan. The table below sets forth information concerning the Common Stock owned by the following Selling Shareholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates, except as set forth below:


                                      OWNERSHIP OF COMMON            COMMON STOCK
                                        STOCK PRIOR TO            OFFERED FOR SELLING         AMOUNT AND PERCENTAGE
NAME                                      OFFERING(1)                SHAREHOLDERS          OF CLASS AFTER OFFERING(2)
----                                  -------------------         -------------------      --------------------------
William O. Hunt                             932,063(3)                  22,500                       909,563
   Chairman of the Board                                                                                (9.5%)
Jack T. Smith                               467,811                     22,500                       445,311
   Director                                                                                             (4.6%)
Gary L. Corona                              151,124(4)                  45,000                       106,124
   Director                                                                                             (1.1%)

----------------------------

(1) Based on ownership as of December 3, 1999. Includes Shares to be acquired upon exercise of Options granted under the Plan and other options, some of which may not be exercisable within 60 days of the date of this Prospectus.

(2) Based on 9,488,856 shares of Common Stock outstanding on December 3, 1999. Assumes the exercise of all Options under the Plan, the exercise of which is covered by this Prospectus, and the sale of the Shares acquired thereby.

(3) Includes 423,678 shares of Common Stock owned by B&G Partnership, Ltd., a limited partnership in which Mr. Hunt and his wife serve as general partners, and 463,385 shares of Common Stock owned by the William O. Hunt Rollover IRA, of which Mr. Hunt is the beneficiary.

(4) Includes 14,625 shares of Common Stock owned by Mr. Corona's minor children. Mr. Corona disclaims beneficial ownership of such shares of Common Stock.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock hereby.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by any of the Selling Shareholders, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following:
(i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or such permitted transferees or from the purchasers of the Shares for whom they may act as agent,
(iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the Nasdaq/NMS, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Shareholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public and all underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Shareholders related thereto.

         In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.


                                     EXPERTS


         The financial statements as of June 30, 1998 and 1999 and for each of the years then ended, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



                                 INDEMNIFICATION

         The Articles of Incorporation of the Company provide that to the fullest extent permitted by applicable law, a director of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         The Texas Business Corporation Act ("TBCA") permits the indemnification of directors, employees, officers and agents to Texas corporations. The Company's Articles and Bylaws provide that the Company shall indemnify any person to the fullest extent permitted by law. Under the TBCA, an officer or director may be indemnified if he acted in good faith and reasonably believed that his conduct (i) was in the best interests of the Company if he acted in his official capacity or (ii) was not opposed to the best interests of the Company in all other cases. In addition, the indemnitee may not have reasonable cause to believe that his conduct was unlawful in the case of a criminal proceeding. In any case, the indemnitee may not have been found liable to the Company for improperly receiving a personal benefit or for willful or intentional misconduct in the performance of his duty to the Company. The Company (i) must indemnify an officer or director for reasonable expenses if he is successful, (ii) may indemnify an officer or director for such reasonable expenses unless he was found liable for willful or intentional misconduct in the performance of his duty to the Company and (iii) may advance reasonable defense expenses if the officer or director undertakes to reimburse the Company if he is later found not to satisfy the standard for indemnification expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. This provision in the Articles does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Texas law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

                                                Page
                                                ----
Available Information.............................2
Incorporation of Certain Documents
   by Reference...................................2
Selling Shareholders..............................3
Use of Proceeds...................................4
Plan of Distribution..............................4
Legal Matters.....................................5
Experts...........................................5
Indemnification...................................5


-----------------------------------------------------



                                  90,000 Shares

                                  Common Stock




                             INTERNET AMERICA, INC.






                                December 7, 1999

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by Internet America, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:


         (i) Annual Report on Form 10-KSB filed with the Commission on September 15, 1999 (the "Annual Report");

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form SB-2 (No. 333-78615), as amended and supplemented, effective as of June 7, 1999.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation of the Company provide that to the fullest extent permitted by applicable law, a director of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         The Texas Business Corporation Act ("TBCA") permits the indemnification of directors, employees, officers and agents to Texas corporations. The Company's Articles and Bylaws provide that the Company shall indemnify any person to the fullest extent permitted by law. Under the TBCA, an officer or director may be indemnified if he acted in good faith and reasonably believed that his conduct (i) was in the best interests of the Company if he acted in his official capacity or (ii) was not opposed to the best interests of the Company in all other cases. In addition, the indemnitee may not have reasonable cause to believe that his conduct was unlawful in the case of a criminal proceeding. In any case, the indemnitee may not have been found liable to the Company for improperly receiving a personal benefit or for willful or intentional misconduct in the performance of his duty to the Company. The Company (i) must indemnify an officer or director for reasonable expenses if he is successful, (ii) may indemnify an officer or director for such reasonable expenses unless he was found liable for willful or intentional misconduct in the performance of his duty to the Company and (iii) may advance reasonable defense expenses if the officer or director undertakes to reimburse the Company if he is later found not to satisfy the standard for indemnification expenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. This provision in the Articles does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Texas law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number            Description of Exhibit
------            ----------------------




4.1               Specimen Common Stock certificate (1)




5.1               Opinion of Jackson Walker L.L.P.*


23.1 Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP*


99.1              Internet America, Inc. 1998 Nonqualified Stock Option Plan (2)

99.2              Internet America, Inc. First Amended 1998 Nonqualified Stock
                  Option Plan *


-------------------
*        Filed herewith.

(1) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (file no. 333-59527) originally filed on July 21, 1998, as amended, and incorporated herein by reference


(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (file no. 333-80277) originally filed on June 8, 1999, and incorporated herein by reference.



ITEM 9.  UNDERTAKINGS.

       (a)        The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933, as amended;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 7th day of December, 1999.


                                INTERNET AMERICA, INC.




                                By: /s/ James T. Chaney
                                   ---------------------------------------------
                                    James T. Chaney, Vice President, Chief
                                    Financial Officer and Treasurer
                                    (Principal Accounting and Financial Officer)



Signature                                  Title                           Date
---------                                  -----                           ----
 /s/ Michael T. Maples*            Chief Executive Officer,                December 7, 1999
---------------------------------  President and Director
 Michael T. Maples                 (Principal Executive Officer)


 /s/ James T. Chaney               Chief Financial Officer, Vice           December 7, 1999
---------------------------------  President and Treasurer
James T. Chaney                    (Principal Financial and Accounting
                                   Officer)


 /s/ William O. Hunt *             Chairman of the Board                   December 7, 1999
---------------------------------
William O. Hunt


 /s/ Jack T. Smith *               Director                                December 7, 1999
---------------------------------
Jack T. Smith


 /s/ Gary L. Corona *              Director                                December 7, 1999
---------------------------------
Gary L. Corona




-----------------------------
* Signed on behalf of such person by James T. Chaney pursuant to a power of attorney granted on June 4, 1999

                                INDEX TO EXHIBITS



 Exhibit
 Number           Description of Exhibit
 ------           ----------------------
4.1               Specimen Common Stock certificate (1)

5.1               Opinion of Jackson Walker L.L.P.*

23.1 Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP*

99.1              Internet America, Inc. 1998 Nonqualified Stock Option Plan (2)

99.2              Internet America, Inc. First Amended 1998 Nonqualified Stock
                  Option Plan *


------------------

*        Filed herewith.

(1) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (file no. 333-59527) originally filed on July 21, 1998, as amended, and incorporated herein by reference


(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (file no. 333-80277) originally filed on June 8, 1999, and incorporated herein by reference.